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                                                                    EXHIBIT 99.3
                                                                    ------------

                            CRESCENT BANKING COMPANY
                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                            TRANSACTION REQUEST FORM

  I hereby request, pursuant to the Dividend Reinvestment and Stock Purchase Plan (the "Plan") of Crescent Banking Company (the "Company") to complete the transaction(s) that I have described below. I understand that, by completing and signing this Transaction Request Form, Crescent Bank & Trust Company, as the administrator of the Plan, will execute the transaction(s) described by me below in accordance with the provisions of the Plan, which are set forth in the Prospectus. I hereby certify that I have carefully reviewed and have understood the provisions of the Prospectus.


     Please deposit my shares, which are represented by the enclosed stock certificate(s), to my Plan account.

     Stock Certificate Number(s):
                                 ------------------------------

     Number of Shares Represented by such Certificate(s):
                                                         ---------------------

     Please purchase additional shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), for my Plan account. To purchase such additional shares, I have enclosed a check, in good funds, in the amount of $______________.


     Please withdraw from the Plan __________ of the shares in my Plan account.


     Please transfer ______________ of the shares of Common Stock that are currently held in my Plan account to (please select only one):

               the Plan account of ____________________________ (please use the full legal name of the person to whom you wish to transfer your shares); or

               ___________________________ (please use the full legal name of the person to whom you wish to transfer your shares).


     Please provide me with a stock certificate representing ______________ of the shares of Common Stock held in my Plan account. I understand that the name on the certificate will be the same as that on my Plan account unless I provide a different name below:


                _________________________________________
                (please provide the full legal name of the person in whose name you would like to have the certificate issued, if not your own)


     I understand that the transactions described above will be made under the terms and conditions of the Plan as described in the Prospectus, which I have received, carefully reviewed and understood, and that, following my delivery of this completed and signed Transaction Request Form, I will be unable to revoke the transactions described herein.
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       Please Print Name(s)                           Signature(s)



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Date  Social Security or Tax I.D. No.                 Signature(s)



                                   IMPORTANT

     Medallion Guarantee: To transfer book-entry Plan shares from your Plan account, or to issue a certificate in any name other than that shown on your Plan account, the above signature(s) must correspond with the name(s) exactly as shown on your Plan account and MUST be Medallion Guaranteed by an authorized Medallion Guarantee Program. If the above signatures are not Medallion Guaranteed, the transfer request will be returned without having been effected.